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                                                                       EXHIBIT 5
                           STROOCK & STROOCK & LAVAN
                              SEVEN HANOVER SQUARE
                         NEW YORK, NEW YORK  10004-2696



November 10, 1994

Mark IV Industries, Inc.
501 John James Audubon Parkway
P.O. Box 810
Amherst, New York  14226-0810

Gentlemen:

We have acted as counsel to Mark IV Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement") relating to the proposed public offering (the "Offering") of 6,000,000 shares (the "Firm Shares") of the Company's Common Stock, $.01 par value (the "Common Stock"), and up to an additional 858,750 shares of Common Stock (together with the Firm Shares, the "Shares") which may be sold in the event the underwriters for the Offering elect to exercise their over-allotment option.

As such counsel, we have examined copies of the Certificate of Incorporation and By-Laws of the Company, each as amended to the date hereof, the Registration Statement, and originals or copies of such other corporate minutes, records, agreements and other instruments of the Company, certificates of public officials and other documents and have made such examinations of law, as we have deemed necessary to form the basis for the opinion hereinafter expressed. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.
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Mark IV Industries, Inc.
November 10, 1994
Page 2


Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York only and we do not purport to be experts on, or to express any opinion herein concerning, any law other than the laws of the State of New York, the federal laws of the United States of America and the Delaware General Corporation Law.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and sold under the circumstances contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Prospectus which forms a part of the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,



STROOCK & STROOCK & LAVAN